Filed Pursuant to Rule 424(b)(5)
Registration No. 333-263399

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 16, 2022)

NexImmune, Inc.

117,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 187,731 Shares of Common Stock

Up to 187,731 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering 117,000 shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus to an institutional investor. The purchase price of each share of common stock to the purchaser identified in the securities purchase agreement dated February 2, 2024, by and between us and the purchaser listed on the signature pages thereto (the “SPA”) is $12.05 per share. We are also offering to the purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock immediately following the consummation of this offering, pre-funded warrants to purchase up to 187,731 shares of common stock (the “Pre-Funded Warrants”), in lieu of shares of common stock pursuant to this prospectus supplement and accompanying prospectus. Each Pre-Funded Warrant will be exercisable for one share of our common stock.

The purchase price of each Pre-Funded Warrant is $12.049, which is equal to the price per share at which the shares of common stock are being sold, minus $0.001, the exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants will be immediately exercisable at a nominal exercise price of $0.001 per Pre-Funded Warrant Share (as defined herein) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus supplement also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants sold in this offering (the “Pre-Funded Warrant Shares”).

In a concurrent private placement (the “Warrant Private Placement”), we are also selling to the purchaser common stock warrants (the “Unregistered Warrants”) to purchase up to an aggregate of 304,731 shares (the “Unregistered Warrant Shares”) of our common stock. The Unregistered Warrants and Unregistered Warrant Shares (collectively, the “Unregistered Securities”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not offered pursuant to this prospectus supplement and the accompanying prospectus. The Unregistered Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Unregistered Warrants are exercisable immediately and exercisable for two years from the date of issuance and have an exercise price of $12.05 per Unregistered Warrant Share.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NEXI.” On February 1, 2024, the last reported sale price for our common stock was $15.19 per share. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $12.87 million, which was calculated based on 847,552 shares of our common stock outstanding held by non-affiliates and at a price of $15.19 per share, the closing price of our common stock on February 1, 2024. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $4.29 million of our securities. In no event will the aggregate market value of securities sold by us or on our behalf under this prospectus supplement pursuant to General Instruction I.B.6 of Form S-3 during the twelve-calendar-month period immediately prior to, and including, the date of any such sale, exceed one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-calendar-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million. During the twelve-calendar-month period that ends on and includes the date hereof (excluding this offering), we have not sold any shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount and has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. We have agreed to pay the Placement Agent certain cash fees set forth in the table below, which assumes that we sell all of the securities we are offering pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act and an “emerging growth company” as that term is used in the Jumpstart Out Business Startups Act of 2012, and as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary — Implication of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. These risks are described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$12.05	$12.049	$3,671,820.82
Placement Agent fees (1)	$0.8435	$0.8435	$257,040.60
Proceeds, before expenses, to us (2)	$11.2065	$11.2055	$3,414,780.22

(1)

Consists of a cash fee of 7.0% of the aggregate gross proceeds in this offering. In addition, we have agreed to pay a management fee of 1.0% of the aggregate gross proceeds raised in this offering, pay $25,000 for non-accountable expenses, $35,000 for legal fees and expenses and $15,950 for clearing fees. In addition, we have agreed to issue the Placement Agent (or its designees) warrants (the “Placement Agent Warrants”) to purchase shares of our common stock equal to 7.0% of the aggregate number of the shares and Pre-Funded Warrants sold in this offering. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent in connection with this offering. We estimate the total expenses of this offering, excluding the Placement Agent fees and expenses, that will be payable by us will be approximately $110,000.

(2)

The amount of the offering proceeds to us presented in this table does not take into account the proceeds from the exercise of any of the Pre-Funded Warrants, Unregistered Warrants, or any of the Placement Agent Warrants or any proceeds from the Warrant Private Placement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about February 6, 2024, subject to satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is February 2, 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2022, which was declared effective by the SEC on March 16, 2022. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the Placement Agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation Of Information By Reference” in this prospectus supplement and in the sections entitled “Where You Can Find Additional Information” and “Incorporation Of Information By Reference” in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless we specifically state otherwise, the information in this prospectus supplement assumes a 1-for-25 reverse stock split of our common stock effected on October 18, 2023. The accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus that were filed prior to October 18, 2023, do not give effect to the reverse stock split.

Unless the context otherwise requires, “NexImmune,” “NEXI,” “the Company,” “we,” “us,” “our” and similar terms refer to NexImmune, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk factors” section contained in this prospectus supplement, our financial statements and the related notes thereto and the other documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus. Unless we specifically state otherwise, the information in this prospectus supplement assumes a 1-for-25 reverse stock split of our common stock effected on October 18, 2023.

Overview

We are a clinical stage biotechnology company developing a novel approach to immunotherapy designed to employ the body’s own T cells to generate an antigen-specific cell-mediated immune response with curative potential for the patient. Our mission is to create therapies with curative potential for patients with cancer and other life-threatening immune-mediated diseases.

In November 2022, we announced that, following a strategic review of our pipeline, indications, timelines and cash position, we are implementing a strategic realignment initiative, which is designed to reduce costs and reallocate resources towards our Artificial Immune Modulation (“AIM”) preclinical development programs. We call the adoptive cell therapy modality AIM ACT, and the direct-injectable off-the-shelf modality AIM INJ. Both modalities share the same mechanism of action in engaging and directing antigen specific T cell responses. As part of this strategy, we will focus on developing AIM INJ nanoparticle constructs and modalities for potential clinical evaluation in oncology and autoimmune disorders. We will also pause development of our current adoptive cell therapy (“AIM ACT”) product candidates, NEXI-001 and NEXI-003. As previously disclosed, the NEXI-002 trial in Multiple Myeloma will remain paused. We intend to explore external opportunities that may permit us to continue to advance these clinical programs.

The backbone of our approach is our proprietary Artificial Immune Modulation, or AIM. One of the critical advantages of the AIM technology platform is the ability to rapidly customize it for new therapeutics, in a modular, Lego-like manner. We have developed protein conjugation techniques so that nanoparticles can be customized quickly for different antigens, HLA alleles and Signal 2 messages. It is even possible to add additional signals or homing proteins. This gives the platform tremendous flexibility and application in oncology and infectious disease (where up-regulatory messages are delivered to targeted T cells) but also autoimmune disorders (where down-regulatory or apoptopic messages are delivered to targeted T cells). These conjugation techniques also apply to both the ex vivo adoptive cell therapy modality, called AIM ACT, and the in vivo directly-injectable modality, called AIM INJ.

The aIM INJ modality is designed to enable AIM nanoparticles to engage CD8+ T cells directly inside the body without the need for ex vivo expansion and manufacturing, which we believe will result in a greater ease of administration and a less complex and less expensive manufacturing process. We have completed substantial non-clinical work to advance the AIM INJ modality towards a potential investigational new drug application, or IND, filing, including preparing appropriate IND-enabling experiments in support of a planned clinical program focusing on solid tumors.

Recent Developments

ATM Termination

As previously disclosed, on June 17, 2022, we entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. and BTIG, LLC (together, the “Agents”), pursuant to which we could offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000, from time to time through an “at the market” offering program (the “ATM Program”) and filed a prospectus supplement and the accompanying prospectus, as subsequently supplemented, relating to the ATM Program of up to $4,150,000 of shares of common stock pursuant to the Sales Agreement.

On February 2, 2024, we and the Agents mutually agreed to terminate the Sales Agreement and the ATM Program effective immediately. We did not incur any material early termination penalties in connection with the termination of the Sales Agreement and the ATM Program. Prior to termination, we issued and sold 127,396 shares of common stock under the Sales Agreement, raising net proceeds of approximately $5.1 million.

Reverse Stock Split

Our board of directors and stockholders approved our certificate of amendment of sixth amended and restated certificate of incorporation effecting a 1-for-25 reverse stock split of our issued and outstanding shares of common stock. The reverse split was effected on October 18, 2023 without any change in the par value per share.

Non-Compliance with Nasdaq Continued Listing Requirements

As previously disclosed in November 2023, we received a notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying us that based upon Nasdaq’s review of us and pursuant to Nasdaq Listing Rule 5101, Nasdaq believes that we are a “public shell,” and that the continued listing of our securities is no longer warranted. Nasdaq’s notice also provides that, unless we timely appeal Nasdaq’s determination, we would be subject to delisting. We timely requested a hearing, and the hearing request has automatically stayed any suspension or delisting action pending the hearing. There can be no assurance that we will ultimately be able to demonstrate compliance with all applicable listing criteria.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2022, as amended;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues are $1.235 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We are also a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Corporate information

We were incorporated in Delaware in 2011. Our principal executive offices are located at 9119 Gaither Road, Gaithersburg, MD 20877, and our telephone number is (301) 825-9810. Our website address is www.neximmune.com and the information contained in, or that can be accessed through, our website is not part of this prospectus supplement and the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

THE OFFERING

Common stock offered by us:	117,000 shares.

Pre-Funded Warrants offered by us:	We are offering Pre-Funded Warrants to purchase up to 187,731 shares of our common stock to the purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock. Each Pre-Funded Warrant is exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant is equal to the price at which the share of common stock is being sold in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus supplement also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Common stock to be outstanding immediately after this offering and the Warrant Private Placement(1):	1,183,320 shares (excluding shares of common stock issuable upon exercise of the Pre-Funded Warrants, the Unregistered Warrants, and the Placement Agent Warrants).

Use of Proceeds:	The net proceeds from our sale of securities in this offering will be approximately $3.2 million, after deducting Placement Agent fees and other estimated offering expenses payable by us. We intend to use the net proceeds to us from this offering to seek additional financing and pursue potential business development and/or collaboration opportunities, and for working capital and general corporate purposes. See “Use of Proceeds.”

Warrant Private Placement	In the Warrant Private Placement, we are also selling to the purchaser Unregistered Warrants to purchase up to 304,731 Unregistered Warrant Shares. The Unregistered Securities are not being registered under the Securities Act and are not offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Unregistered Warrants are exercisable immediately, will expire two years from the date of issuance and have an exercise price of $12.05 per Unregistered Warrant Share. See “Warrant Private Placement.”

Risk Factors:	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk factors” on page S-8 of this prospectus supplement and on page 8 of the accompanying prospectus, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “NEXI.” There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

(1)

The number of shares of our common stock to be outstanding immediately after this offering is based on an aggregate of 1,066,320 shares of common stock outstanding as of February 1, 2024, and excludes, as of February 1, 2024, the following:

•	119,815 shares of common stock issuable upon the exercise of stock options outstanding with a weighted average exercise price of $29.22 per share;

•	150,346 shares of our common stock available for future grants under our equity incentive plans; and

•	26,460 shares of our common stock issuable upon the vesting of restricted stock units outstanding under our equity incentive plans.

Except as otherwise indicated, we have presented the information in this prospectus supplement assuming no exercise of the outstanding options or warrants described above since February 1, 2024, and no exercise of the Pre-Funded Warrants and the Unregistered Warrants issued to the purchaser in the Warrant Private Placement or the Placement Agent Warrants to be issued as compensation to the Placement Agent for this offering. In addition, unless we specifically state otherwise, the information in this prospectus supplement assumes a 1-for-25 reverse stock split of our common stock effected on October 18, 2023.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. In addition to risks and uncertainties discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and in our subsequent filings with the SEC incorporated by reference in this prospectus, together with the other information included in this prospectus and documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, you should read in their entirety and carefully consider the risks described below before making an investment decision with respect to this offering. Any of the following risks could have a material adverse effect on our business, financial condition, results of operations or cash flow. This could cause the trading price of our common stock to decline, which could cause you to lose all or part of your investment.

Risks Related to This Offering and Our Securities

We need to raise capital in this offering and subsequent to this offering to support our operations, and there is substantial doubt about our ability to continue as a going concern. If we are unable to raise capital when needed, we could be forced to complete a wind down of our operations and/or seek bankruptcy protection.

We expect that the net proceeds from this offering, together with our existing cash and cash equivalents will be sufficient to meet our anticipated cash requirements until May 2024. As a result, we will need substantial additional funding after the completion of this offering in order to permit us to continue our operations. Adequate additional financing may not be available to us on acceptable terms, or at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders. In addition, the issuance of additional securities, by us, or the possibility of such issuance, may cause the market price of our shares to decline. Such additional financing could involve the issuance and sale of redeemable or convertible preferred stock which terms may include liquidation preferences, price resets or other anti-dilution protections, or other equity or debt securities senior to our common stock, that would provide their holders with significant preferences and other rights over our common stock and which could reduce or eliminate some or all of the value of our common stock and any other securities exercisable for or convertible into our common stock. In addition, the additional financing may result in certain governance and other board rights being provided to investors in that financing and also may require that we delist from Nasdaq and seek to suspend our reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The sale of additional equity or convertible securities will also substantially dilute all of our stockholders. We could also be required to seek funds through arrangements with potential collaboration partners, including at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. In addition, our board of directors will need to consider the interests of all our constituents and take appropriate action, including to restructure or wind down the business, if it appears that we are insolvent. If we are unable to obtain additional funding on a timely basis, we may resume pursuit of a wind down of our operations and/or seek bankruptcy or similar protection. As a result, our business, financial condition and results of operations would be materially affected and our stockholders would lose all of their investment.

If we fail to maintain the listing of our common stock with a United States national securities exchange, the liquidity of the common stock could be adversely affected.

As previously disclosed in November 2023, we received a notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying us that based upon Nasdaq’s review of us and pursuant to Nasdaq Listing Rule 5101, Nasdaq believes that we are a “public shell,” and that the continued listing of our securities is no longer warranted. Nasdaq’s notice also provides that, unless we timely appeal Nasdaq’s determination, we would be subject to delisting. We timely requested a hearing, and the hearing request has automatically stayed any suspension or delisting action pending the hearing. However, Nasdaq may determine to delist our securities following such hearing and there can be no assurance that we will be able to regain or maintain compliance with the listing requirements of The Nasdaq Capital Market. In addition, certain of the financings that we are pursuing may require that we delist from Nasdaq and seek to suspend our reporting requirements under the Exchange Act. If our common stock is delisted by Nasdaq or we determine to delist from Nasdaq, there can be no assurance that our common stock would be eligible for trading on any alternative exchange or markets, including the OTC Bulletin Board or any another over-the-counter market. Any such alternative would likely result in it being more difficult, or not possible, for investors to sell, dispose of, or obtain accurate quotations as to the market value of, our common stock.

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after giving effect to this offering. If you purchase securities in this offering, you will incur an immediate and substantial dilution in net tangible book value of $2.28 per share. You will experience additional dilution upon the exercise of options, including those options currently outstanding and those granted in the future, the issuance of restricted stock or other equity awards under our stock incentive plans, or upon conversion of any convertible notes currently outstanding or that may be issued in the future. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.” In addition, in the past, we have issued options to acquire common stock at prices significantly below the offering price. To the extent these outstanding options are ultimately exercised, you will incur additional dilution.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the common stock that you purchase at a price equal to or above the price you paid.

There is no public market for the Pre-Funded Warrants being offered by us in this offering.

There is no established public trading market for the Pre-Funded Warrants offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Except as otherwise provided in the Pre-Funded Warrants, holders of Pre-Funded Warrants purchased in this offering will have no rights as stockholders of common stock until such holders exercise their Pre-Funded Warrants and acquire our common stock.

The Pre-Funded Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our common stock at a fixed price. A holder of a Pre-Funded Warrant may exercise the right to acquire a share of common stock and pay a nominal exercise price of $0.001 at any time. Upon exercise of the Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our common stock will provide a return to stockholders.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus and incorporated by reference, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as supplemented by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our ability to obtain funding for our operations and continue as a going concern;

•	our ability to regain compliance and maintain our listing on The Nasdaq Capital Market;

•

our ability to execute successfully on our strategic realignment announced in November 2022, including with respect to our realigned focus on the development of the Artificial Immune Modulation (“AIM”) INJ platform;

•

our ability to obtain and maintain regulatory approval of our potential product candidates, including any potential product candidates developed using our AIM INJ platform or any of NEXI-001, NEXI-002 or NEXI-003;

•

our ability to successfully commercialize and market our potential product candidates, including any potential product candidates developed using our AIM INJ platform or any of NEXI-001, NEXI-002 or NEXI-003, in each case if approved;

•	our ability to contract with third-party suppliers, manufacturers and other service providers and their ability to perform adequately;

•

the potential market size, opportunity and growth potential for our potential product candidates, including any potential product candidates developed using our AIM INJ platform or any of NEXI-001, NEXI-002, and NEXI-003, in each case if approved;

•

our ability to build our own sales and marketing capabilities, or seek collaborative partners, to commercialize our potential product candidates, including any potential product candidates developed using our AIM INJ platform or any of NEXI-001, NEXI-002 or NEXI-003, in each case if approved;

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

•	the timing of anticipated regulatory filings;

•	the timing of availability of data from our clinical trials;

•	the accuracy of our estimates regarding expenses, capital requirements, sufficiency of our cash and cash equivalents, and needs for additional financing;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our ability to recruit and enroll suitable patients in our clinical trials;

•	the timing or likelihood of the accomplishment of various scientific, clinical, regulatory and other product development objectives;

•	the pricing and reimbursement of our product candidates, if approved;

•	the rate and degree of market acceptance of our product candidates, if approved;

•	the implementation of our business model and strategic plans for our business, product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	developments relating to our competitors and our industry;

•

the development of major public health concerns, including the novel coronavirus (“COVID-19”), outbreak or other pandemics arising globally, and the future impact of it and COVID-19 on our clinical trials, business operations and funding requirements; and

•	our financial performance.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $3.2 million, excluding any proceeds that may be received upon the exercise of the Pre-Funded Warrants, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to seek additional financing and pursue potential business development and/or collaboration opportunities, and for working capital and general corporate purposes.

Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. Due to the uncertainties inherent in our operations and industry, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus. Accordingly, our management will have broad discretion in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

Pending these uses, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities, or hold such proceeds as cash.

DIVIDEND POLICY

We have never paid cash dividends on any of our capital stock and we currently intend to retain our future earnings, if any, to fund the growth of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of September 30, 2023 was approximately $8.3 million, or approximately $7.80 per share of common stock, based upon 1,058,125 shares outstanding as of September 30, 2023. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding.

After giving effect to the sale by us of 117,000 shares of common stock at the offering price of $12.05 per share and 187,731 Pre-Funded Warrants at an offering price of $12.049 per Pre-Funded Warrant, and after deducting placement agent fees and estimated offering expenses payable by us, our net tangible book value as of September 30, 2023 would have been approximately $11.4 million, or approximately $9.67 per share of common stock. This amount represents an immediate increase in net tangible book value of approximately $1.87 per share to existing stockholders and an immediate dilution of approximately $2.38 per share to purchasers in this offering. The following table illustrates the dilution:

Offering price per share	$12.05
Historical net tangible book value per share as of September 30, 2023	$7.80
Increase in net tangible book value per share attributable to new investors participating in this offering	$1.87

Net tangible book value per share after this offering	$9.67

Dilution per share to new investors in this offering	$2.38

The number of shares of our common stock to be outstanding immediately after this offering is based on an aggregate of 1,058,125 shares of common stock outstanding as of September 30, 2023, and excludes, as of September 30, 2023, the following:

•	162,008 shares of common stock issuable upon the exercise of stock options outstanding with a weighted average exercise price of $26.62 per share;

•	54,737 shares of our common stock available for future grants under our equity incentive plans; and

•	37,278 shares of our common stock issuable upon the vesting of restricted stock units outstanding under our equity incentive plans.

Except as otherwise indicated, we have presented the information in this prospectus supplement assuming no exercise of the outstanding options described above since September 30, 2023, and no exercise of the Pre-Funded Warrants and the Placement Agent Warrants. In addition, unless we specifically state otherwise, the information in this prospectus assumes a 1-for-25 reverse stock split of our common stock effected on October 18, 2023.

To the extent that outstanding stock options are exercised, or any additional options, or other equity awards are granted and exercised or become vested or other issuances of shares of our common stock are made, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering shares of common stock and Pre-Funded Warrants to purchase shares of our common stock. The following description of our shares of common stock and Pre-Funded Warrants to purchase shares of our common stock summarizes the material terms and provisions thereof, including the material terms of the shares of common stock and Pre-Funded Warrants to purchase shares of our common stock we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

For a description of the rights associated with the common stock, see “Description of Capital Stock” in the accompanying prospectus. Our common stock is listed on The Nasdaq Capital Market under the symbol “NEXI.” Our transfer agent is Issuer Direct Corporation.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be sold in this offering at a purchase price equal to $12.049 (equal to the purchase price per share of common stock, minus $0.001). The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 9.99% of our outstanding common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our common stock which would result in such ownership of more than 9.99%, and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Exercise Price and Duration

The Pre-Funded Warrants will have an exercise price of $0.001 per share. The Pre-Funded Warrants are exercisable immediately upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Pre-Funded Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise.

Cashless Exercise

The Pre-Funded Warrants may also be exercised, in whole or in part, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant.

Exercise Limitation

A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Transferability

The Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Trading Market

There is no established public trading market for the Pre-Funded Warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions

If a Fundamental Transaction (as defined in the Pre-Funded Warrant) occurs, then, upon any subsequent exercise of the Pre-Funded Warrant, the holder shall have the right to receive, for each Pre-Funded Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder (without regard to any beneficial ownership limitation), the number of shares of common stock of the successor or acquiring corporation or of our Company, if we are is the surviving corporation, and any additional consideration (“Alternative Consideration”) receivable as a result of such Fundamental Transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Pre-Funded Warrant following such Fundamental Transaction.

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Amendment and Waiver

The Pre-Funded Warrant may be modified or amended or the provisions thereof waived with the written consent of our Company and the respective holder.

WARRANT PRIVATE PLACEMENT

In the Warrant Private Placement, we are selling Unregistered Warrants to purchase up to 304,731 shares of our common stock. For each share of our common stock or Pre-Funded Warrant in lieu thereof sold in this offering, an accompanying Unregistered Warrants will be issued to the purchaser thereof. Each Unregistered Warrants will be exercisable for one share of our common stock at an exercise price of $12.05 per share, will be immediately exercisable, and have a term of exercise equal to two years from the date of issuance.

The Unregistered Warrants and Unregistered Warrant Shares issuable upon the exercise of the Unregistered Warrants are not being registered under the Securities Act, nor are they being offered pursuant to this prospectus supplement and accompanying prospectus. The Unregistered Warrants and Unregistered Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Accordingly, the investors in the Warrant Private Placement may exercise the Unregistered Warrants and sell the Unregistered Warrant Shares issuable upon the exercise of such security only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act or, if and only if there is no effective registration statement registering the resale of the Unregistered Warrant Shares, or no current prospectus available for such shares, the investors may exercise the Unregistered Warrants by means of a “cashless exercise.”

If a Fundamental Transaction (as defined in the Unregistered Warrant) occurs, then, upon any subsequent exercise of the Unregistered Warrant, the holder shall have the right to receive, for each Unregistered Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder (without regard to any beneficial ownership limitation), the number of shares of common stock of the successor or acquiring corporation or of our Company, if we are is the surviving corporation, and any additional consideration (“Unregistered Alternative Consideration”) receivable as a result of such Fundamental Transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the Unregistered Alternate Consideration it receives upon any exercise of the Unregistered Warrant following such Fundamental Transaction. Additionally, as more fully described in the form of Unregistered Warrant, in the event of certain Fundamental Transactions, the holders of the Unregistered Warrants will be entitled to receive consideration in an amount equal to the Black Scholes Value (as defined in the Unregistered Warrant) of the Unregistered Warrant on the date of consummation of the transaction.

A holder of Unregistered Warrants will not have the right to exercise any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Except as otherwise provided in the Unregistered Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Unregistered Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Unregistered Warrants, as applicable.

The Unregistered Warrants are not and will not be listed for trading on any national securities exchange.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement, dated as of October 4, 2023, as amended on January 9, 2024, we have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter agreement, the Placement Agent has agreed to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale of our securities pursuant to this prospectus supplement and the accompanying prospectus. Therefore, we may not sell the entire amount of securities being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The engagement letter agreement does not give rise to any commitment by the Placement Agent to purchase or sell any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement letter agreement. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

The Placement Agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

We expect to deliver the securities being offered pursuant to this prospectus supplement and accompanying prospectus on or about February 6, 2024, subject to satisfaction of customary closing conditions.

Pursuant to the terms of the securities purchase agreement and subject to certain exceptions, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock for a period commencing on the date of this prospectus supplement and expiring 20 days from the closing date of this offering.

We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also pay the Placement Agent in connection with this offering a management fee equal to 1.0% of the gross proceeds raised in the offering, $25,000 for non-accountable expenses, $35,000 for legal fees and expenses and $15,950 for clearing fees. We estimate the total offering expenses of this offering, excluding the Placement Agent fees and expenses, that will be payable by us will be approximately $110,000. In addition, we have agreed to issue to the Placement Agent, or its designees, Placement Agent Warrants to purchase up to 21,331 shares of common stock, which represents 7.0% of the aggregate number of shares and Pre-Funded Warrants purchased in this offering. The Placement Agent Warrants will have substantially the same terms as the Unregistered Warrants, except that the Placement Agent Warrants will have an exercise price equal to $15.0625 per share, or 125% of the offering price per share, and will have a term of five years from the commencement of the sales pursuant to this offering.

We have granted the Placement Agent a right of first refusal for a period of twelve months following the closing of this offering to act as our sole book-running manager, sole underwriter or sole placement agent for any public offering, private placement or any other capital raising financing of equity, equity-linked or debt securities undertaken by us.

We also have granted the Placement Agent a tail cash fee equal to 7.0% of the gross proceeds and Placement Agent Warrants to purchase shares of common stock equal to 7.0% of the aggregate number of shares sold in any offering, within 12 months following the termination or expiration of the engagement letter agreement, to investors whom the Placement Agent contacted or introduced to us during the term of the engagement letter agreement.

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the engagement letter agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by Wainwright acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, the Placement Agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. The Placement Agent is also acting as the placement agent in the Warrant Private Placement. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NEXI.”

LEGAL MATTERS

The validity of the shares of common stock offered by us in this offering will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Haynes and Boone, LLP, New York, New York is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The financial statements of NexImmune, Inc. appearing in NexImmune, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov. Additionally, you may access our filings with the SEC through our website at www.neximmune.com. The information on our website is not part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus.

Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits thereto, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the document incorporated by reference or the exhibits, may be obtained at the SEC’s website at www.sec.gov. The documents we are incorporating by reference herein are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that we filed with the SEC on March 28, 2023;

•	the portions of our definitive proxy statement on Schedule 14A filed on April 4, 2023 and November 20, 2023 that are deemed “filed” with the SEC under the Exchange Act;

•

our Quarterly Report on Form  10-Q for the fiscal quarters ended March  31, 2023, June  30, 2023 and September 30, 2023, that we filed with the SEC on May 15, 2023, August 10, 2023 and November 17, 2023, respectively;

•

our Current Reports on Form  8-K that we filed with the SEC on April  26, 2023, May  18, 2023, June  5, 2023, August  31, 2023, September  15, 2023, October  18, 2023, November  2, 2023, November  2, 2023 (as amended on Form 8-K/A on November  20, 2023), December  1, 2023, December  22, 2023, January  19, 2024, February  1, 2024 and February 2, 2024 (except for the information furnished under Items 2.02 or 7.01 of Form 8-K and the exhibits furnished thereto); and

•

the description of our common stock contained in our registration statement on Form 8-A that we filed with the SEC on February 9, 2021, as updated or amended in any amendment or report filed for such purpose.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement and accompanying prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and accompanying prospectus and to be a part hereof from the date of filing of those documents.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement and the accompanying prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

NexImmune, Inc.

9119 Gaither Road

Gaithersburg, MD 20877

(301) 825-9810

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

NexImmune, Inc.

$200,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for preferred stock; or common stock, preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “NEXI.” On March 1, 2022, the average of the bid and asked prices for our common stock on Nasdaq was $2.52 per share. As of March 1, 2022, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $43 million based on 22,841,794 shares of common stock outstanding as of March 1, 2022, of which approximately 17,590,628 shares were held by non-affiliates. We have not offered any shares of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

On March 8, 2022, the last reported sale price of our common stock was $2.20 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any such securities, either individually or in units, in one or more offerings, with a total value of up to $200,000,000.00. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “NexImmune,” “NEXI,” “the Company,” “we,” “us,” “our” and similar terms refer to NexImmune, Inc.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About NexImmune, Inc.

We are a clinical-stage biotechnology company developing a novel approach to immunotherapy designed to employ the body’s own T cells to generate a specific, potent and durable immune response that mimics natural biology. Our mission is to create therapies with curative potential for patients with cancer and other serious immune-mediated diseases. Currently, we have two product candidates in human trials: NEXI-001 in acute myeloid leukemia, or AML, and NEXI-002 in multiple myeloma, or MM.

The backbone of our approach is our proprietary Artificial Immune Modulation, or AIMTM, nanoparticle technology platform. The AIM technology enables us to construct nanoparticles that function as synthetic dendritic cells capable of directing a specific T cell-mediated immune response. Like natural dendritic cells, the AIM nanoparticles employ natural signaling proteins to deliver specific instructions to specific T cells directing a desired immune response. Importantly, unlike most other cell therapy approaches, this is accomplished without any genetic manipulation of the T cell, thereby creating T cell products designed to maintain natural target identification, engagement and killing mechanisms.

By mimicking natural T cell biology, our T cell product candidates are designed to combine the attributes of cellular precision, potency and persistence with reduced potential for undesired toxicities. We believe this is a significant advantage of the AIM platform and our therapeutic product candidates compared to other T cell therapies.

One of the critical advantages of the AIM technology platform is the ability to rapidly customize it for new therapeutics, in a modular, Lego-like manner. NexImmune has developed protein conjugation techniques so that nanoparticles can be customized quickly for different antigens, HLA alleles and Signal 2 messages. It is even possible to add additional signals or homing proteins. This gives the platform tremendous flexibility and application in oncology and infectious disease (where upregulatory messages are delivered to targeted T cells) but also autoimmune disorders (where downregulatory or apoptopic messages are delivered to targeted T cells). These conjugation techniques also apply to both the ex vivo adoptive cell therapy modality, called AIM ACT, and the in vivo directly-injectable modality, called AIM INJ.

Critically, by selecting the correct Signal 2 protein, the AIM technology platform can deliver messages to specific T cell phenotypes. In oncology, for instance, AIM nanoparticles are created that target stem-cell-like memory and central memory T cells, which are the T cells that are associated with self-renewal and long-term immunologic memory, in addition to anti-tumor activity and proliferation. These are the critical T cells in any successful anti-tumor immune response.

At the center of the immune response are T cells, often referred to as the “foot soldiers” of the immune system. Whenever healthy cells are under attack, either by a virus, bacteria or cancer, the immune system calls on the T cell to identify, engage and kill the specific invader or diseased cells. Importantly, natural T cells have the ability to distinguish between diseased and healthy cells. However, T cells need very specific sets of instructions to function effectively. In healthy individuals, these specific instructions are normally delivered to the T cells by dendritic cells. Dendritic cells provide these instructions through key signaling proteins. However, for many cancers, autoimmune disorders, and infectious diseases, these communications are compromised and the T cells do not function as they would in a healthy immune system.

Our AIM nanoparticle technology is designed to bypass the dendritic cells and deliver the right kind of instructions directly to T cells using natural biology. In essence, we create nano-sized synthetic dendritic cells. These nano-sized synthetic dendritic cells are designed to deliver precise instructions to a specific set of targeted T cells, and these instructions will be different depending on the therapeutic goal. Translating this to cancer, each infusion, or product, contains populations of T cells that can identify and attack multiple tumor-specific antigen targets on a tumor cell. Our AIM nanoparticles emulate natural dendritic cells by delivering immune-specific instructions through two key humanized signaling proteins. In preclinical studies, we observed that AIM-activated T cells were potent, were able to effectively distinguish between tumor cells and healthy cells and showed potential for long term persistence.

Our two clinical stage product candidates, NEXI-001 and NEXI-002, are adoptive T cell therapies, or ACTs, that contain populations of naturally occurring CD8+ T cells that recognize a defined set of disease-relevant antigen targets. NEXI-001 is a donor-derived, or allogeneic, ACT in a Phase I/II clinical trial for the treatment of patients with relapsed AML after allogeneic stem cell transplantation, or allo-HSCT. NEXI-002 is a patient-derived, or autologous, ACT in a Phase I/II clinical trial for the treatment of MM patients that have failed at least three prior lines of therapy.

Assuming successful final results from these Phase I/II clinical trials, we expect to discuss with the U.S. Federal Drug Administration, or the FDA, plans to progress both programs into registrational trials designed to support potential approval of both product candidates in the United States. In parallel, we plan to explore partnering opportunities for late-stage development and commercialization in these indications.

The modular design of the AIM platform allows us to develop new product candidates for clinical evaluation across a range of other disease areas and indications. We plan to use new AIM nanoparticle constructs to develop new product candidates for additional blood tumor indications, and to expand our development efforts toward solid tumor indications. We are also developing new AIM nanoparticle constructs and modalities for potential clinical evaluation in new disease areas outside of oncology, including autoimmune disorders and infectious diseases.

Our Pipeline

We are evaluating two product candidates in clinical trials, NEXI-001 in patients with AML and NEXI-002 in patients with MM. We are actively dosing patients in both Phase I/II trials. As Phase I/II trials, the trials consist of two parts. In the first part of the trials, the initial safety evaluation phase, we will assess the safety and tolerability of NEXI-001 or NEXI-002 T cells. In the second part of the trials, the expansion phase, we will further define safety and will also evaluate the initial efficacy of each product candidate at the dose and regimen established in the safety evaluation phase. We are currently in the safety evaluation phase of the trial for NEXI-001, and the expansion phase of the trial for NEXI-002. If the data is supportive, we also anticipate filing with the FDA to request Breakthrough Therapy Designation and regenerative medicine advanced therapy (RMAT) designation for both our NEXI-001 and NEXI-002 product candidates.

Our next adoptive cell therapy product candidate, NEXI-003, is our first product candidate targeted at solid tumors. The company anticipates filing an IND by the end of 1H 2022 for NEXI-003 against HPV-associated solid tumor malignancies.

In addition to our programs using the AIM ACT adoptive cell therapy modality, we are also developing an off-the-shelf injectable modality, which we refer to as AIM INJ. The AIM INJ modality is designed to enable AIM nanoparticles to engage CD8+ T cells directly inside the body without the need for ex vivo expansion and manufacturing, which we believe will result in a greater ease of administration and a less complex and less expensive manufacturing process. The key technical difference between the two modalities is the material used to manufacture the nanoparticle core: AIM ACT uses a superparamagnetic iron oxide-based nanoparticle core, or SPIO core, whereas each AIM INJ product incorporates a nanoparticle core made from bio-degradable polymers, such as polylactide-co-glycolide and polyethylene glycol, or PLGA-PEG. Importantly, the two modalities share the exact same signaling protein constructs and protein conjugation chemistry, which we believe will facilitate rapid development of new products.

We have completed substantial non-clinical work to advance the AIM INJ modality towards a potential investigational new drug application, or IND filing, including preparing appropriate IND-enabling experiments in support of a planned clinical program focusing on solid tumors. Subject to regulatory feedback and an IND filing, we anticipate a second clinical program that would target autoimmune disease and which would be the first AIM product candidate to suppress, rather than activate, T cell function. In support of this potential program, we have generated and published pre-clinical data in which we observed that AIM nanoparticles engaged and suppressed auto-reactive T cells.

Additionally, we are developing the AIM platform for potential clinical application in patients suffering from specific infectious disease. In non-clinical studies, we have been able to expand CD8+ T cells directed against viral antigens including Epstein-Barr virus, Cytomegalovirus, and Human Papillomavirus.

Our Approach

Our approach to immunotherapy employs the body’s own T cells and is designed to generate a specific, potent and durable immune response that mimics natural biology. We believe the key attributes of this platform are:

•	Precision: Delivering specific sets of instructions to specific T cell populations that direct a specific T cell function;

•

Potency: Direct T cells to attack multiple disease relevant antigen targets through naturally occurring identification, engagement and killing mechanisms, with reduced potential for undesired toxicities; and

•	Persistence: Maintain T cell sub-types that support self-renewal, proliferation, immunologic memory and long-term T cell survival.

Importantly, our AIM technology is used to select and amplify the antigen-specific function of naturally occurring T cells, and does not require or employ genetic engineering or genetic manipulation of T cells to accomplish this as a treatment strategy. This is a critical point of differentiation relative to most other targeted T cell therapies in development.

By utilizing natural T cells, the AIM technology is similar to other therapeutic approaches that are using naturally occurring, but unselected, tumor-infiltrating lymphocytes, or TILs. Current TIL therapies have generated impressive clinical responses in difficult-to-treat patient populations, including patients with relapsed/refractory solid tumors like melanoma and cervical cancer. However, TIL products contain a significant range of variability from one product to another, including preferred ratios of CD8+ and CD4+ T cells, optimal T cell phenotypes, and known T cell tumor-specificity. Given currently-employed TIL isolation and product manufacturing processes, it is not possible for current TIL therapies to control for any one of these important product attributes. Because our AIM technology uses synthetic dendritic cells designed to deliver specific instructions directly to specific populations of T cells, combined with a well-controlled manufacturing process, we believe we can produce product candidates with highly consistent in vitro characteristics that are associated with clinical responses: CD8+ T cells, T stem cell-like and memory subtypes, and antigen-specific recognition. We view this as a novel approach designed to deliver T cell therapies with pharmaceutical precision, and believe it represents an improved, more rational, more reproducible and more controllable process to consistently produce products with known anti-tumor properties when compared to other cellular approaches.

Genetically engineered T cell approaches, such as chimeric antigen receptor T cells, or CAR Ts, or engineered T cell receptor, or TCR, technologies are very precise in their engineering, but have the key limitation of single antigen targeting, and have been associated with life-threatening side effects and limited durability. The manufacturing processes currently used for the in vitro activation and expansion of engineered T cell products results in T cell products that contain high proportions of terminally differentiated and exhausted T cell subtypes, with limited potential for in vivo persistence.

A theoretical advantage of engineered T cell products is enhanced anti-tumor potency, achieved through the transduction of high affinity and/or affinity-enhanced TCRs or through re-engineering the entire TCR complex. We have conducted in vitro experiments to compare the potency of both TCR-engineered and CAR T-transduced products with our AIM-activated T cell products. In tumor cell-line killing assays designed to assess the activity of our AIM-activated T cells with that of TCR and CAR T products, our AIM-activated T cells showed killing potency comparable to both genetically engineered modalities.

In addition to these core principles of differentiation, we believe the modular design of the AIM platform facilitates the rapid design of new product candidates based on synergies derived from interchangeable components, specifically antigen peptides, signaling proteins and core material, as well as shared methods for nanoparticle construction, protein conjugation, peptide loading, and a platform manufacturing system for T cell therapy products. Specifically, we can customize and load new sets of antigen targets and signaling proteins to efficiently create new products for new indications and new therapy areas. This will help us to grow our pipeline, either for development internally or via partnerships and collaborations. We intend to leverage these synergies to expand into additional cancer indications, including in solid tumors, and also into new disease areas like autoimmune disorders and infectious diseases, using both the AIM ACT and AIM INJ modalities, as appropriate.

Our Strategy

Our mission is to create therapies with curative potential for patients with cancer and other life-threatening immune-mediated diseases. We believe that in the long term, our AIM technology has the potential to be a core component of many immunotherapy combinations used to treat a variety of immune-mediated diseases. Our ultimate goal is to develop and bring to patients, independently or working with partners, a portfolio of off-the-shelf T cell products with specific application to a wide range of cancers, autoimmune disorders and infectious diseases.

Key elements of our strategy include:

•

Advance NEXI-001 and NEXI-002 to registrational trials. Our initial focus is on developing therapies for the treatment of hematologic malignancies where there are existing clinical and regulatory precedents as well as a broad clinical and preclinical dataset for comparison of risk/benefit effectiveness. Our first two product candidates, NEXI-001 for patients with AML and NEXI-002 for patients with MM, are both targeted at diseases with a successful history of cell therapy research, late-stage clinical development and product registration by others. We believe this will facilitate our ability to understand the performance of our product candidates relative to other products targeting similar patient populations.

•

Drive forward NEXI-003, our first solid tumor product candidate. Our first solid tumor product candidate. Our first product candidate for solid tumors, NEXI-003, will be targeted against HPV-associated malignancies. We expect to file an IND in the first half of 2022, with clinical trials to follow. NEXI-003 represents a powerful new expansion of the capability and utility of the AIM platform. Also, given the large number of potential antigen combinations in solid tumors, we expect licensing and partnerships to be a core element of our strategy as we establish the broader applicability of our AIM technology.

•

Accelerate development of our AIM INJ modality. We believe that one of the most significant advantages presented by our AIM technology is the potential for an “off-the-shelf,” injectable form of the AIM nanoparticle. We expect that a key step in developing this technology will be to leverage experience and insight from our AIM ACT tumor product candidates into an injectable modality, which would be available as an off-the-shelf immunotherapy.

•

Leverage partnerships to drive new product development in autoimmune disorders and infectious diseases. The AIM INJ modality will be constructed to deliver either “suppressive” or “apoptotic” co-stimulation signals directly to auto-reactive T cell populations, which is critical for addressing autoimmune disorders. In addition to autoimmune disorders, we believe that there may be significant opportunities to address virally-mediated infectious diseases via either the AIM ACT or AIM INJ modality. We also believe that the AIM technology may be applicable to the treatment of, and preparation for, future virally-mediated epidemics and pandemics. While we believe that our AIM technology platform is well-suited to address these new therapeutic opportunities, we expect that we would partner with experienced biopharmaceutical companies with deep capabilities in these areas to advance new therapies in these potential indications. Our collaboration with Yale University in Type 1 Diabetes is an example of the kinds of partnerships we will establish to help drive this technology forward for patients.

While we intend to establish our own internal capabilities to develop and commercialize our product candidates, we will also explore strategic collaborations or partnerships that may accelerate our development timelines, broaden the therapeutic reach of our AIM technology platforms and maximize the full potential of both the AIM ACT and AIM INJ modalities.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page [•] of this prospectus.

Our Corporate Information

We were incorporated under the laws of the State of Delaware on June 7, 2011. Our principal executive offices are located at 9119 Gaither Road, Gaithersburg, MD 20877, and our telephone number is (301) 825-9810. Our website address is www.neximmune.com. The information contained on, or that can be accessed through, our website is not and shall not be deemed to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

“NexImmune” and our logo are our trademarks. All other service marks, trademarks and trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $200,000,000.00, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in NexImmune. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, but are not limited to, statements about:

•	our ability to obtain and maintain regulatory approval of NEXI-001 and NEXI-002 and/or our other product candidates;

•	our ability to successfully commercialize and market NEXI-001 and NEXI-002 and/or our other product candidates, if approved;

•	our ability to contract with third-party suppliers, manufacturers and other service providers and their ability to perform adequately;

•	the potential market size, opportunity and growth potential for NEXI-001 and NEXI-002 and/or our other product candidates, if approved;

•	our ability to build our own sales and marketing capabilities, or seek collaborative partners, to commercialize NEXI-001 and NEXI-002 and/or our other product candidates, if approved;

•	our ability to obtain funding for our operations;

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

•	the timing of anticipated regulatory filings;

•	the timing of availability of data from our clinical trials;

•	the impact of the ongoing COVID-19 pandemic and our response to it;

•	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our ability to recruit and enroll suitable patients in our clinical trials;

•	the timing or likelihood of the accomplishment of various scientific, clinical, regulatory and other product development objectives;

•	the pricing and reimbursement of our product candidates, if approved;

•	the rate and degree of market acceptance of our product candidates, if approved;

•	the implementation of our business model and strategic plans for our business, product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	developments relating to our competitors and our industry;

•	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing;

•

the development of major public health concerns, including the coronavirus outbreak or other pandemics arising globally, and the future impact of it and COVID-19 on our clinical trials, business operations and funding requirements; and

•	our financial performance.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, clinical trials, research and development activities, working capital, capital expenditures, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, or interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common stock but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 250,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of February 28, 2022, we had 22,841,794 shares of common stock outstanding with approximately 87 common stockholders of record and no shares of preferred stock outstanding.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” and our amended and restated certificate of incorporation and our amended and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

We are authorized to issue one class of common stock. Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders, except matters that relate only to one or more of the series of our preferred stock, and no holder has cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that are currently designated and issued or that we may designate and issue in the future. Except as described under “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws—Anti-Takeover Provisions” below, a majority vote of the holders of common stock is generally required to take action under our amended and restated certificate of incorporation and amended and restated bylaws.

Stock Options

As of December 31, 2021, we had outstanding options to purchase 3,305,291 shares of our common stock at a weighted average exercise price of $9.62 per share. All of our stock options expire 10 years after their grant date.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the applicable prospectus supplement for that series.

Stock Exchange Listing

Our common stock is listed for quotation on the Nasdaq Global Market under the symbol “NEXI.”

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series of preferred stock issued by us. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

We are authorized, without action by the stockholders, to designate and issue up to an aggregate of 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, no shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our restated certificate of incorporation and our restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of our Company, which might harm the market price of our common stock. See also “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws—Anti-Takeover Provisions.” Our board of directors will make any determination to issue such shares based on its judgment as to our Company’s best interests and the best interests of our stockholders.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the amended and restated certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the maximum number of shares;

•	the designation of the shares;

•

the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at the option of NexImmune or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights;

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions; and

•	any preferred stock issued will be fully paid and nonassessable upon issuance.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock that is designated by our board of directors will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Maryland except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement.

Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Provisions

The provisions of Delaware law, our restated certificate of incorporation and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our sixth amended and restated certificate of incorporation and amended and restated by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below:

•

Board of Directors Vacancies. In accordance with our sixth amended and restated certificate of incorporation, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, will only be able to be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.

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Classified Board. In accordance with our sixth amended and restated certificate of incorporation, our board of directors is divided into three classes serving three-year terms, with one class being elected each year. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror. Pursuant to Delaware law, the directors of a corporation having a classified board may be removed by the stockholders only for cause, and pursuant to our sixth amended and restated certificate of incorporation, only by the affirmative vote of the holders of majority of the shares then entitled to vote at an election of directors. In addition, stockholders are not be permitted to cumulate their votes for the election of directors.

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Stockholder Action; Special Meeting of Stockholders. Our sixth amended and restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. Our amended and restated by-laws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our amended and restated by-laws will limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our amended and restated by-laws. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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Amendment to By-Laws and Certificate of Incorporation. As required by the Delaware General Corporation Law, any amendment of our sixth amended and restated certificate of incorporation must first be approved by a majority of our board of directors and, if required by law or our sixth amended and restated certificate of incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability, exclusive jurisdiction of Delaware Courts and the amendment of our amended and restated by-laws and sixth amended and restated certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our amended and restated by-laws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the amended and restated by-laws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if the board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

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Stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

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Issuance of Undesignated Preferred Stock. Our sixth amended and restated certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our sixth amended and restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us

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Exclusive Forum. Our amended and restated certificate of incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for any state law claim for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or by-laws; (4) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or by-laws or (5) any action asserting a claim governed by the internal affairs doctrine. This provision will not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. In addition, our sixth amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Because the applicability of the exclusive forum provision is limited to the extent permitted by applicable law, we do not intend that the exclusive forum provision would apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We also acknowledge that Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and that there is uncertainty as to whether a court would enforce an exclusive forum provision for actions arising under the Securities Act.

Limitation of Liability and Indemnification

As permitted by Delaware law, we have adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors. Our restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

As permitted by Delaware law, our certificate of incorporation also provides that:

•	we will indemnify our directors and officers to the fullest extent permitted by law;

•	we may indemnify our other employees and other agents to the same extent that we indemnify our officers and directors, unless otherwise determined by our board of directors; and

•	we will advance expenses to our directors and officers in connection with legal proceedings in connection with a legal proceeding to the fullest extent permitted by law.

The indemnification provisions contained in our certificate of incorporation are not exclusive. In addition, we have entered into indemnification agreements with each of our directors and executive officers. Each of these indemnification agreements provides, among other things, that we will indemnify such director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer, as applicable, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Each of these indemnification agreements provide that in the event that we do not assume the defense of a claim against a director or officer, as applicable, we will be required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

The foregoing discussion of our restated certificate of incorporation, restated bylaws, indemnification agreements and Delaware law is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, restated bylaws, indemnification agreements or law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The financial statements of NexImmune, Inc. appearing in NexImmune, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.neximmune.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be accessed on the

SEC website as noted above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed on March 9, 2022;

•

the description of the Common Stock contained in our registration statement on Form 8-A (File No. 001-252220) filed with the SEC on February 9, 2021, under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

NexImmune, Inc.

9119 Gaither Road

Gaithersburg, MD 20877

(301) 825-9810

You may also access these documents on our website, www.neximmune.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

NexImmune, Inc.

117,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 187,731 Shares of Common Stock

Up to 187,731 Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus supplement is February 2, 2024